UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008 (February 21, 2008)

CLAYMONT STEEL, INC.

(Exact name of registrant specified in its charter)

Delaware	333-142867	51-0309736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Philadelphia Pike, Claymont, Delaware	19703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (302) 792-5400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K is being filed to amend and restate in its entirety Item 5.02 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2008 (the “Original Report”). This amendment does not modify or update the information previously provided under Item 9.01 of the Original Report, and consequently does not include such Item 9.01 information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2008, Claymont Steel, Inc. (the “Company”) announced that Jeff Bradley, Director, President and Chief Executive Officer, is leaving the Company. James Declusin, a Director of the Company and President and Chief Executive Officer of Evraz Oregon Steel Mills, Inc., will be assuming Mr. Bradley’s responsibilities. Evraz Oregon Steel Mills, Inc. is the sole stockholder of the Company’s parent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYMONT STEEL, INC.

Date: March 10, 2008	By:	/s/ Allen Egner
	Name:	Allen Egner
	Title:	Vice President, Finance